Exhibit 5.1

2049 Century Park East Los Angeles, CA 90067 United States

+1 310 552 4200	Facsimile: +1 310 552 5900

www.kirkland.com

August [ ], 2025

Ares Acquisition Corporation II

245 Park Avenue, 44th Floor

New York, New York 10167

Ladies and Gentlemen:

We have acted as special legal counsel to Ares Acquisition Corporation II, a Cayman Islands exempted company (“AACT”), in connection with the Registration Statement on Form S-4, initially filed by AACT and Kodiak Robotics, Inc., a Delaware corporation (“Legacy Kodiak”) with the U.S. Securities and Exchange Commission (the “Commission”) on May 14, 2025 (File No. 333-287278), pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented through the date hereof, and together with the proxy statement/prospectus filed therewith, is hereafter referred to as the “Registration Statement”), relating to to the transactions contemplated by that certain Business Combination Agreement, dated April 14, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among AACT, Legacy Kodiak and AACT II Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to the Business Combination Agreement, AACT will change its jurisdiction of incorporation to Delaware (the “Domestication”) by effecting a deregistration under Section 206 of the Companies Law (As Revised) of the Cayman Islands and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication simultaneously with a certificate of incorporation, in each case in respect of AACT with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”). The Domestication is subject to the approval of AACT’s shareholders. In connection with the transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”), AACT will be renamed “Kodiak AI, Inc.” and is referred to herein, following the effectiveness of the Domestication, as “Kodiak.”

At least one day following the Domestication, Merger Sub will merge with and into Legacy Kodiak (the “Merger”), with Legacy Kodiak being the surviving corporation and continuing as a direct wholly-owned subsidiary of Kodiak. In connection with the Domestication: (i) each of the then issued and outstanding Class A ordinary shares of AACT, par value $0.0001 per share (“AACT Class A Ordinary Shares”) will convert, on a one-for-one basis, into one share of Kodiak common stock, par value $0.0001 per share (each, a share of “Kodiak Common Stock”); (ii) each of the then issued and outstanding warrants representing the right to purchase one AACT Class A Ordinary Share (the “AACT Warrants”), issued pursuant to that certain Warrant Agreement by and between AACT and Continental Stock Transfer & Trust Company, dated April 20, 2023 (the

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Ares Acquisition Corporation II

August [ ], 2025

Warrant Agreement”), will convert automatically into a warrant to acquire one share of Kodiak Common Stock on the same terms as the AACT Warrants (each a “Kodiak Warrant”); and (iii) each of the then issued and outstanding units of AACT (each an “AACT Unit”) will be canceled and each holder of such AACT Unit will be entitled to one share of Kodiak Common Stock and one-half of one Kodiak Warrant. Following the Domestication and in connection with the consummation of the Transactions, Kodiak will also issue shares of Kodiak Common Stock to holders of securities of Legacy Kodiak (the “Legacy Kodiak Securityholders”) in accordance with the terms and subject to the conditions of the Business Combination Agreement.

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of: (i) 61,859,712 shares of Kodiak Common Stock issuable upon conversion of the AACT Class A Ordinary Shares and the cancellation of the AACT Units; (ii) 223,413,762 shares of Kodiak Common Stock issuable to Legacy Kodiak Securityholders (the “Consideration Shares”); (iii) 39,300,000 Kodiak Warrants issuable upon conversion of the AACT Warrants and the cancellation of the AACT Units; and (iv) 39,300,000 shares of Kodiak Common Stock to be issued upon the exercise of the Kodiak Warrants (the “Warrant Shares”).

In connection with the preparation of this opinion, we have, among other things, reviewed:

1.	a copy of the Business Combination Agreement, filed as Annex A to the Registration Statement;

2.	the Registration Statement;

3.	the Plan of Domestication, filed as Annex B to the Registration Statement;

4.	the Amended and Restated Memorandum and Articles of Association of AACT, filed as Annex C to the Registration Statement;

5.

the form of proposed certificate of incorporation of Kodiak, to be filed with the Delaware Secretary of State (the “Certificate of Incorporation”), in the form filed as Annex D to the Registration Statement;

6.	the form of proposed bylaws of Kodiak, to be adopted by Kodiak in connection with the Domestication (the “Bylaws”), in the form filed as Annex E to the Registration Statement;

7.

the form of proposed certificate of corporate domestication of AACT, to be filed with the Delaware Secretary of State (the “Certificate of Domestication”), filed as Exhibit 3.5 to the Registration Statement;

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August [ ], 2025

8.	a copy of the Specimen Unit Certificate of AACT, filed as Exhibit 4.1 to the registration statement on Form S-1/A filed by AACT on April 7, 2023;

9.	a copy of the Specimen Class A Ordinary Share Certificate of AACT, filed as Exhibit 4.2 to the Form S-1/A filed by AACT on April 7, 2023;

10.	a copy of the Specimen Warrant Certificate of AACT, filed as Exhibit 4.3 to the Form S-1/A filed by AACT on April 7, 2023;

11.	a copy of the Warrant Agreement, filed as Exhibit 4.4 to the Form S-1 filed by AACT on March 29, 2023;

12.	a copy of the Specimen Common Stock Certificate of Kodiak, filed as Exhibit 4.5 to the Registration Statement; and

13.	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than AACT. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of AACT and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

Ares Acquisition Corporation II

August [ ], 2025

1.

Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, the issued and outstanding AACT Class A Ordinary Shares (including those currently held in the form of AACT Units) will automatically convert by operation of law, on a one-for-one basis into duly authorized, validly issued, fully paid and non-assessable shares of Kodiak Common Stock.

2.

Upon (i) the effectiveness of the Domestication, (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State and (iii) the valid exercise by the holders of Kodiak Warrants pursuant to the Warrant Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

3.

Upon (i) the effectiveness of the Domestication and (ii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, each issued and outstanding Kodiak Warrant will be a valid and binding obligation of Kodiak, enforceable against Kodiak in accordance with its terms under the laws of the State of New York.

4.

Upon (i) the effectiveness of the Domestication, (ii) the effectiveness of the Merger, and (iii) the filing of the Certificate of Incorporation with the Delaware Secretary of State, the Consideration Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)

Prior to effecting the Domestication and prior to the issuance of securities by Kodiak: (i) the shareholders of AACT will have approved, among other things, the Domestication; and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained; and

(b)

The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL; that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of AACT with the Delaware Secretary of State; and that AACT will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation.

Ares Acquisition Corporation II

August [ ], 2025

In rendering this opinion, we have relied upon the opinion of Maples and Calder, dated April 7, 2023, filed as Exhibit 5.2 to the registration statement on Form S-1/A filed by AACT on April 7, 2023.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the securities covered by this opinion.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,